SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   Form 8-K/A


                                 Amendment No. 1
                                       To
                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 20, 1999


                             WASHINGTON HOMES, INC.
             (Exact name of registrant as specified in its charter)


         Maryland                     1-7643                     52-0818872
(State or other Jurisdiction       (Commission                (I.R.S. Employer
    of incorporation)              File Number)              Identification No.)


               1802 Brightseat Road, Landover, Maryland 20785-4235 (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (301) 772-8900

                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 7. Financial Statements and Exhibits

          (a)  Financial Statements of business acquired.

               The combined financial statements of Breland Homes, Inc. and related entities listed in the attached Index to Financial Statements and Pro Forma Information are filed with this report.

          (b)  Pro Forma Financial Information.

               The pro forma combined financial information for Breland Homes, Inc. and related entities and the registrant listed in the attached Index to Financial Statements and Pro Forma Financial Information are filed with this report.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 WASHINGTON HOMES, INC.
                                                 (Registrant)



July 2, 1999                                      By:_______________________
(Date)                                               Christopher R. Spendley
                                                     Senior Vice President and
                                                     Chief Financial Officer

        INDEX TO FINANCIAL STATEMENTS AND PROFORMA FINANCIAL INFORMATION

                                                                            Page
                                                                            ----

INDEPENDENT AUDITORS' REPORT ON FINANCIAL STATEMENTS ..................     F-2

FINANCIAL STATEMENTS AT DECEMBER 31, 1998 AND FOR THE
 YEAR THEN ENDED (AUDITED):

         Combined Balance Sheet .......................................     F-3

         Combined Statement of Operations .............................     F-4

         Combined Statement of Equity .................................     F-5

         Combined Statement of Cash Flows .............................     F-6

         Notes to the Combined Financial Statements ...................     F-7

PRO FORMA COMBINED STATEMENTS OF OPERATIONS, YEAR ENDED
JULY 31, 1998 (UNAUDITED) AND NINE MONTHS ENDED APRIL 30, 1999
(UNAUDITED) ...........................................................     F-11

INDEPENDENT AUDITORS' REPORT
To the Board of Directors of
   Breland Homes, Inc.
Madison, Alabama

We have audited the accompanying combined balance sheet of Breland Homes, Inc., Breland Homes of Mississippi, L.L.C., and Breland Properties, Inc., (companies under common control) (Breland Homes, Inc. and related entities) as of December 31, 1998, and the related statements of operations, equity, and cash flows for the year then ended. These financial statements are the responsibility of the Breland Homes, Inc. and related entities management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such combined financial statements present fairly, in all material respects, the combined financial position of the Breland Homes, Inc. and related entities at December 31, 1998, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



Deloitte & Touche LLP
Washington, D.C.
April 2, 1999
April 20, 1999 with respect to
   Note 12 to the financial statements

BRELAND HOMES, INC. AND RELATED ENTITIES

COMBINED BALANCE SHEET
DECEMBER 31, 1998
--------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS:
    Cash and cash equivalents ................................       $   952,212
    Accounts receivable ......................................            48,876
    Due from related parties .................................           779,082
    Inventory ................................................        11,108,633
    Current portion of notes receivable ......................           270,576
    Deferred tax asset .......................................            71,583
    Prepaid expenses and other current assets ................           268,091
                                                                     -----------

                      Total current assets ...................        13,499,053

PROPERTY AND EQUIPMENT, NET ..................................           233,129

OTHER ASSETS:
    Notes receivable, less current portion ...................           488,951
    Restricted cash and other deposits .......................           315,825
                                                                     -----------
TOTAL ASSETS .................................................       $14,536,958
                                                                     ===========

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
    Accounts payable and other accrued expenses ..............       $ 1,147,468
    Due to related party .....................................           339,621
    Customer deposits ........................................           149,656
    Land acquisition and development notes payable ...........         7,870,924
    Other current liabilities ................................            41,881
                                                                     -----------

                      Total current liabilities ..............         9,549,550

COMMITMENTS ..................................................                --

EQUITY .......................................................         4,987,408
                                                                     -----------

TOTAL LIABILITIES AND EQUITY .................................       $14,536,958
                                                                     ===========
See notes to combined financial statements.

BRELAND HOMES, INC. AND RELATED ENTITIES

COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1998
--------------------------------------------------------------------------------

REVENUES:
    Homebuilding ...........................................         $31,969,875
    Land sales .............................................             207,100
    Interest and other income ..............................             377,878
                                                                     -----------

                      Total revenue ........................          32,554,853
                                                                     -----------
EXPENSES:
    Cost of sales ..........................................          25,448,992
    Selling, general, and administrative ...................           4,437,966
    Interest expense .......................................             659,940
                                                                     -----------

                      Total expenses .......................          30,546,898
                                                                     -----------
INCOME BEFORE INCOME TAXES .................................           2,007,955

PROVISION FOR INCOME TAXES .................................              87,425
                                                                     -----------
NET INCOME .................................................         $ 1,920,530
                                                                     ===========

See notes to combined financial statements.

BRELAND HOMES, INC. AND RELATED ENTITIES

COMBINED STATEMENT OF EQUITY
YEAR ENDED DECEMBER 31, 1998
--------------------------------------------------------------------------------

Balance, January 1, 1998 ...............................            $ 3,696,950

Contributions ..........................................                273,000

Distributions ..........................................               (903,072)

Net Income .............................................              1,920,530
                                                                    -----------

Balance, December 31, 1998 .............................            $ 4,987,408
                                                                    ===========


See notes to combined financial statements.

BRELAND HOMES, INC. AND RELATED ENTITIES

COMBINED STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1998
--------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income .................................................    $ 1,920,530
    Adjustments to reconcile net income to net cash
        provided by operating activities:
        Depreciation and amortization ..........................        122,930
        Loss on the sale of fixed assets .......................         29,907
        Changes in assets and liabilities:
            Decrease in accounts receivable ....................        336,986
            Decrease in due from related parties ...............        256,346
            Decrease in inventory ..............................      1,748,072
            Increase in deferred tax asset .....................         62,100
            Increase in prepaids and other current assets ......       (147,895)
            Decrease in restricted cash and escrow deposits ....         37,829
            Decrease in accounts payable and other accrued
             expenses ..........................................       (780,604)
            Increase in other current liabilities ..............         35,506
            Decrease customer deposits .........................        (30,529)
                                                                    -----------

                   Net cash provided by operating activities ...      3,591,178
                                                                    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Proceeds from sale of property and equipment ...............         85,500
    Purchases of property and equipment ........................        (78,238)
    Loans made on notes receivable .............................       (626,184)
    Repayments received on notes receivable ....................        232,732
                                                                    -----------

                   Net cash used in investing activities .......       (386,190)
                                                                    -----------

CASH FLOWS FROM FINANCIAL ACTIVITIES:
    Borrowings on notes payable, construction and development ..      5,980,636
    Repayments on notes payable, construction and development ..     (7,726,295)
    Repayments on notes due to related parties .................     (1,145,741)
                                                                    -----------

                   Net cash used in financing activities .......     (2,891,400)
                                                                    -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS ......................        313,588

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR ...................        638,624
                                                                    -----------

CASH AND CASH EQUIVALENTS, END OF YEAR .........................    $   952,212
                                                                    ===========

SUPPLEMENTAL INFORMATION:
   Interest paid during the year ...............................    $   670,571
                                                                    ===========
   Income taxes paid during the year ...........................    $    65,959
                                                                    ===========


See notes to combined financial statements.

BRELAND HOMES, INC. AND RELATED ENTITIES
YEAR ENDED DECEMBER 31, 1998


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       Basis of Presentation - The combined financial statements include the accounts of Breland Homes, Inc., Breland Homes of Mississippi, L.L.C., and Breland Properties, Inc., entities under common control, (Breland Homes, Inc. and related entities). The primary business of the Breland Homes, Inc. and related entities is homebuilding and land development in the areas in and around Huntsville, Alabama and Gulfport and Biloxi, Mississippi under the name "Breland Homes."

       The financial statements of the Breland Homes, Inc. and related entities have been presented on a combined basis utilizing the Breland Homes, Inc. and related entities historical cost. These financial statements include the combined assets, liabilities, revenues and expenses of the Breland Homes, Inc. and related entities. The net excess of assets over liabilities of the Breland Homes, Inc. and related entities is presented as equity in the combined financial statements. All significant intercompany accounts and transactions have been eliminated in combination.

       Cash and Cash Equivalents - The Breland Homes, Inc. and related entities considers all highly liquid investments, which have a maturity of three months or less from the date of purchase, to be cash equivalents.

       Inventory - Inventory of finished homes and homes in process and the related lots, which were developed by Breland Homes, Inc. and related entities or acquired from affiliated or other developers, are stated at the lower of cost or market (determined by accumulating actual direct costs). Upon settlement, the costs of the homes and related lots are expensed on a specific identification basis. Cost of homes and land sold includes estimated future warranty costs.

       Property and Equipment - Property and equipment, consisting primarily of office equipment and fixtures, are recorded at cost. Depreciation is computed using the straight-line method over useful lives which range from 3 to 10 years.

       Revenue Recognition - Revenue from the sale of real estate is recorded and profits are recognized when title and risk of ownership have been transferred to the buyer and any other conditions necessary for profit recognition have been met.

       Use of Estimates - The preparation of the Breland Homes, Inc. and related entities combined financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of December 31, 1998, and the revenues and expenses for the year then ended. Accordingly, actual results could differ from those estimates.

       Income Taxes - Breland Homes, Inc. uses the asset and liability method of accounting for income taxes. Under this method, deferred income taxes are provided for temporary differences in the recognition of certain income and expenses for financial and tax reporting purposes. The tax effects of these timing differences are reflected in the financial statements as deferred taxes.

       The income and losses of Breland Properties, Inc., a subchapter S corporation, and Breland Homes of Mississippi, L.L.C. which is treated as a partnership for tax purposes, are reported in the individual federal and state income tax returns of the owners of these companies. Accordingly, no provision for income taxes has been recorded for the operations of these two companies.

       Evaluation of Long-Lived Assets - In accordance with the Statement of Financial Accounting Standard ("SFAS"), No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," Breland Homes, Inc. and related entities evaluate the potential impairment of long-lived assets, including inventory, based on the projection of undiscounted cash flows whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. Management believes no material impairment of these assets exists at December 31, 1998.

      New Accounting Pronouncements - In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The statement requires companies to recognize all derivatives as either assets or liabilities, with the instruments measured at fair value. The accounting for changes in fair value and gains and losses depends on the intended use of the derivative and its resulting designation. The statement is effective for fiscal years beginning after June 15, 1999. Breland Homes, Inc. and related entities are evaluating the effect that implementation of SFAS No. 133 will have on their combined financial statements.

2. PROPERTY AND EQUIPMENT

       At December 31, 1998, property and equipment consisted of the following:

            Model home furnishings ..........................         $ 177,843
            Vehicles ........................................           116,281
            Construction equipment ..........................            51,559
            Furniture, office equipment and fixtures ........           247,707
            Airplane ........................................            73,280
                                                                      ---------
                                                                        666,670
           Less: accumulated depreciation ..................          (433,541)

            Property and equipment, net ....................          $ 233,129
                                                                      =========

3. RELATED PARTIES

       At December 31, 1998, Breland Homes, Inc. and related entities have amounts, primarily representing funds advanced, due from the following related parties:

            Madison Homes L.L.C ...........................            $422,450
            Southeastern Storage Corporation ..............             159,906
            Daphne Apartment Corporation ..................              51,293
            Highland Lakes L.L.C ..........................              99,730
            Other .........................................              45,703
                                                                       --------
                                                                       $779,082
                                                                       ========

      With  the   exception  of  the  amount  due  from   Southeastern   Storage
      Corporation, which is due on July 29, 1999 and bears interest at 7%, the terms for the remaining amounts are undefined.

      In addition, at December 31, 1998, Breland Homes, Inc. and related entities have amounts due to a related party with undefined terms for unpaid commissions and funds advanced to Breland Homes, Inc. and related entities for lot option deposit payments totaling $339,621.

      Breland Homes, Inc. and related entities lease office space from a related party under a month to month lease agreement. Total rent expense under this agreement during the year ended December 31, 1998 was approximately $49,000.

4. INVENTORY

       At December 31, 1998, inventory consisted of the following:

            Finished and in-process homes ..................        $ 5,563,945
            Finished lots ..................................          3,143,112
            Land under development .........................          2,401,576
                                                                    -----------
                                                                    $11,108,633
                                                                    ===========

5. NOTES RECEIVABLE

       At December 31, 1998, Breland Homes, Inc. and related entities notes receivable consisted of the following:

       Mortgage notes receivable from several
       individuals related to the purchase of
       Breland Homes real property, bearing interest
       at either 10% or 12%, due on various
       dates through 2004. These notes are secured by
       real property ................................................ $ 201,647

      Notes receivable for the sale of land, bearing
      interest at 10%, due on various dates through
      2006. These notes are secured by real property ................   557,880
                                                                      ---------
                                                                        759,527
      Less: current portion of notes receivable .....................   270,576
                                                                      ---------

                                                                      $ 488,951
                                                                      =========

       Based on the interest rates on the notes, Breland Homes, Inc. and related entities believes that the fair value of the notes approximate their current value.

6. RESTRICTED CASH AND OTHER DEPOSITS

       Breland Homes, Inc. has entered into agreements with two banks to provide certain qualified customers with mortgage loans under a program sponsored by Breland Homes. This program allows home purchasers to have no more than a $1,000 down payment. In consideration for entering into this program, Breland Homes has agreed to maintain restricted cash deposits of $2,500 per program loan in the bank as security for losses, claims, and expenses incurred by the bank with respect to the program loan. At
       December 31, 1998, $173,673 was on deposit with banks participating in this program. Upon the earlier of payment of the mortgage or the expiration of five years, the deposit is refunded to Breland Homes with interest.

       Breland Homes, Inc. and related entities also have $142,152 of escrow and other deposits outstanding at December 31, 1998.

7. LAND ACQUISITION AND DEVELOPMENT NOTES PAYABLE

       Notes payable are secured by real estate held for development or sale. At December 31, 1998, interest rates on land acquisition and construction notes payable totaling $7,236,065 range from 7.75% to 8.25%, with the remaining $634,859 bearing interest at the prime rate (7.75%). The land acquisition and development notes payable are generally repaid as the related real estate projects are sold, renewed or refinanced.

       Because of the short-term nature of the notes payable, Breland Homes, Inc. and related entities believe that the carrying value of the notes at December 31, 1998, approximates fair value.

8. INCOME TAXES

       The provision for income taxes for the year ended December 31, 1998 consisted of the following:

       Current:
       Federal income taxes             $  82,151
       State income taxes                  13,347
                                        ---------
                                           95,498

       Deferred income tax                 (8,073)
                                        ---------
                                        $  87,425
                                        =========

       The actual income tax provision differs from the amount calculated using statutory federal rate as follows:

       Statutory federal rate.....................       $682,700          34.0%

       State income tax expense,
         net of federal benefit...................          8,800           0.4

       Income of S corporation and
            limited liability company.............       (602,200)        (30.0)

       Other......................................         (1,900)          0.0
                                                         --------          ----
       Effective tax rate.........................       $ 87,400           4.4%
                                                         ========          =====

       Deferred income taxes at December 31, 1998 result from differences between financial reporting and income tax reporting related to the capitalization of certain inventory costs under the uniform capitalization rules for tax purposes.

9. EQUITY

       In September 1998, the majority owner of the Breland Homes, Inc. and related entities, contributed 100% of the outstanding stock of Wasalan Land Company to Breland Homes, Inc. Subsequent to its contribution, Wasalan Land Company has liquidated and the assets were merged with those of Breland Homes, Inc. At the date of contribution, the net assets of Wasalan totaled approximately $273,000 and consisted primarily of an account receivable of $271,000 due from Breland Homes, Inc.

       During the year ended December 31, 1998, one of the Breland Homes, Inc. and related entities recorded $903,072 due from one of its members as a distribution of equity to that member.

10. EMPLOYEE BENEFIT PLANS

       Breland Homes, Inc. has a defined contribution profit sharing plan (the "Plan") covering all full time employees meeting certain length of service and age requirements. The Plan provides for annual contributions in amounts as determined by the Board of Directors. There were no contributions made for the year ended December 31, 1998.

11. COMMITMENTS AND CONTINGENCIES

       Commitments and contingencies consist of those normal and usual to real estate developers and include such items as subdivision improvement agreements and guarantees, bond guarantees, and warranties to homebuyers, the costs of which are included in cost of sales.

       To assure the future availability of various building lots, in the ordinary course of business the Breland Homes, Inc. and related entities enter into option agreements to purchase finished building lots. Deposits of approximately $100,000 at December 31, 1998 secured the Breland Homes, Inc. and related entities performance under these agreements.

12. SUBSEQUENT EVENT

       In April 1999, Washington Homes, Inc., through two newly formed wholly-owned subsidiaries, completed the acquisition of a substantial part of the assets and assumed liabilities of the Breland Homes, Inc. and related entities. This transaction has been given effect as of March 1, 1999.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

The following unaudited pro forma combined statements of operations combine the consolidated statements of operations of Washington Homes, Inc. (WHI) for the year ended July 31, 1998 and the nine months ended April 30, 1999 with the statements of operations of the Breland Homes, Inc. and related entities (Breland) for the year ended July 31, 1998 and seven months ended February 28, 1999, up to the effective date of the acquisition of Breland by WHI, using the purchase accounting method for the business combination.

The pro forma combined statements of operations are not necessarily indicative of future operations or the actual results that would have occurred has the combination been consummated at the beginning of the periods indicated above.

These statements should be read in conjunction with the other pro forma financial information and the separate historical financial statements and notes thereto of Breland included elsewhere herein and the separate historical financial statement and notes thereto of WHI.

                                                           Year Ended July 31, 1998
                                                           ------------------------
                                                                                          Excluded        Pro Forma        Pro Forma
                                                             WHI           Breland        Amounts(1)     Adjustments(2)     Combined
                                                             ---           -------        ----------     --------------     --------
                                                                            (In Thousands Except per Share Amounts)
REVENUES
  Homebuilding and land sales ....................        $237,594        $ 35,731        $   (332)        $     --         $272,993
  Other income ...................................           3,109             521              --               --            3,630
                                                          --------        --------        --------         --------         --------
            Total Revenues .......................         240,703          36,252            (332)              --          276,623

EXPENSE
  Cost of sales - homebuilding and land ..........         195,055          28,851            (260)              --          223,646
  Selling, general and administrative ............          33,206           4,253             (39)              --           37,420
  Interest .......................................           5,172             877              (8)             421            6,462
  Financing fees .................................             621              24              --               --              645
  Amortization and depreciation expense ..........             641             109              --              261            1,011
                                                          --------        --------        --------         --------         --------
             Total Expenses ......................         234,695          34,114            (307)             682          269,184

EARNINGS BEFORE INCOME TAXES .....................           6,008           2,138             (25)            (682)           7,439

INCOME TAX EXPENSE ...............................           2,218              84              (3)             528            2,827
                                                          --------        --------        --------         --------         --------

NET EARNINGS .....................................        $  3,790        $  2,054        $    (22)        $ (1,210)        $  4,612
                                                          ========        ========        ========         ========         ========

EARNINGS PER COMMON SHARE:

       Basic .....................................        $   0.48                                                          $   0.58
       Diluted ...................................        $   0.48                                                          $   0.58

------------

(1) Excluded amounts represent certain revenues and expenses associated with assets not purchased by WHI, and interest expense related to debt not assumed by WHI.

(2) Pro Forma adjustments represent additional interest expense resulting from funds of approximately $5.3 million used for the purchase of Breland, net of the incremental amount capitalized in inventory and amortization of goodwill, loan fees and other organizational costs capitalized from the acquisition of the Breland. Goodwill amounted to approximately $3.0 million and is being amortized over 15 years. Pro forma tax adjustments represent additional tax expense in converting Breland's effective tax rate to that of WHI's effective tax rate.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
(CONTINUED)

                                                          Nine Months Ended
                                                           April 30, 1999
                                                      ------------------------
                                                                                  Excluded        Pro Forma        Pro Forma
                                                         WHI        Breland(1)    Amounts(1)     Adjustments(2)     Combined
                                                         ---        ----------    ----------     --------------     --------
                                                                             (In Thousands Except per Share Amounts)
REVENUES
  Homebuilding and land sales ..................      $229,909        $ 17,255        $  --        $     --         $247,164
  Other income .................................         2,877             156           --              --            3,033
                                                      --------        --------        -----        --------         --------

              Total Revenues ...................       232,786          17,411           --              --          250,197

EXPENSES
  Cost of sales - homebuilding and land ........       186,865          13,670           --              --          200,535
  Selling, general and administrative ..........        30,095           2,385           --              --           32,480
  Interest .....................................         4,897             368           --             246            5,511
  Financing fees ...............................           601              --           --              --              601
  Amortization and depreciation expense ........           308              62           --             152              522
                                                      --------        --------        -----        --------         --------

              Total Expenses ...................       222,766          16,485           --             398          239,649

EARNINGS BEFORE INCOME TAXES ...................        10,020             926           --            (398)          10,548

INCOME TAX EXPENSE .............................         3,865              21           --             122            4,008
                                                      --------        --------        -----        --------         --------

NET EARNINGS ...................................      $  6,155        $    905        $  --        $   (520)        $  6,540
                                                      ========        ========        =====        ========         ========

EARNINGS PER COMMON SHARE:
         Basic .................................      $   0.77                                                      $   0.82
         Diluted ...............................      $   0.75                                                      $   0.79

----------------

(1) Above unaudited statement for Breland includes operations for the period from August 1, 1998 through February 28, 1999, the effective date of the acquisition. For the seven month period ended February 28, 1999, there was no effect on revenue or expenses associated with assets not purchased by WHI.


(2) Pro Forma adjustments represent additional interest expense resulting from funds of approximately $5.3 million used for the purchase of Breland, net of the incremental amount capitalized in inventory and amortization of goodwill, loan fees and other organizational costs capitalized from the acquisition of the Breland. Goodwill amounted to approximately $3.0 million and is being amortized over 15 years. Pro forma tax adjustments represent additional tax expense in converting Breland's effective tax rate to that of WHI's effective tax rate.